UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2023

Clover Leaf Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40625	85-2303279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Brickell Avenue, Suite 2520

Miami, FL 33131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 577-0031

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value and one Right to receive one-eighth (1/8) of one share of Class A Common Stock upon the consummation of an initial business combination	CLOEU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	CLOE	The Nasdaq Stock Market LLC
Rights, every eight (8) rights entitles the holder to receive one share of Class A Common Stock upon the consummation of an initial business combination	CLOER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 8.01 Other Events.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2023, Clover Leaf Capital Corp. (the “Company”) held a special meeting of stockholders on July 19, 2023 (the “Meeting”).

The following table sets forth information regarding the estimated beneficial ownership of the of the Company’s common stock following redemptions of 376,002 shares of Class A common stock in connection with the Meeting, with respect to the beneficial ownership of shares of the Company’s common stock, by:

•        each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock

•        each of the Company’s executive officers and directors that beneficially owns shares of common stock and

•        all the Company’s officers and directors as a group.

This information is provided to the best of the Company’s knowledge based on information currently available. As of the date hereof, the Company is unable to rely on the contents of any statements filed with the Securities and Exchange Commission pursuant to section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, with respect to persons beneficially owning more than 5% of the Company’s outstanding shares of common stock other than the persons indicated below, since none of such statements filed to-date give effect to the redemptions submitted in connection with the Meeting. Based on preliminary internal estimates, the Company believes that persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding shares of common stock, in the aggregate, hold less than 630,000 shares of Class A common stock. The Company shall amend this Current Report to the extent that actual results are materially different from these estimates.

In the table below, percentage ownership is based on 5,522,868 shares of the Company’s common stock, consisting of (i) 5,522,868 shares of the Company’s Class A common stock (including all shares held in Class A form and all Class A shares underlying the private placement units and publicly traded units) and (ii) 1 share of the Company’s Class B common stock, issued and outstanding as of the record date. On all matters to be voted upon, except for the election of directors of the board, holders of the shares of Class A common stock and shares of Class B common stock vote together as a single class. Currently, all of the shares of Class B common stock are convertible into Class A common stock on a one-for-one basis.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the rights included in the private placement units as these rights are not exercisable within 60 days of the date of this Report.

	Class A Common Stock		Class B Common Stock
	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class	Approximate Percentage of Outstanding Common Stock
Yntegra Capital Investments, LLC(2)	4,029,665	68.3	1	100.0	68.3
Felipe MacLean(2)
Markus Puusepp(2)	—	—	—	—	—
Luis A. Guerra(3)	—	—	—	—	—
Per Bjorkman(3)	—	—	—	—	—
Marcos Angelini(3)	—	—	—	—	—
Ambassador Manuel Rocha(3)	—	—	—	—	—
All executive officers, directors and director nominees as a group	4,029,665	68.3	1	100.0	68.3

____________
*	less than 1%
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Yntegra Capital Investments, LLC, 1450 Brickell Avenue, Suite 2520, Miami, FL 33131.
(2)	Represents shares held by Yntegra Capital Investments, LLC, the Company’s sponsor. Yntegra Capital Management, LLC is the sole managing member of the Sponsor and a U.S. entity. Felipe MacLean, a U.S. citizen and the Company’s Chairman and Chief Executive Officer, is the sole manager of Yntegra Capital Management, LLC, and as such, may be deemed to share beneficial ownership of the common stock held directly by our sponsor. Mr. McLean and Markus Puusepp, the Company’s Chief Operating Officer, each own 50% of Yntegra Capital Management, LLC. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(3)	Does not include any shares held by the Company’s sponsor. This individual is a member of the Company’s sponsor but does not have voting or dispositive control over the shares held by the Company’s sponsor.

1

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clover Leaf Capital Corp.

Dated: July 31, 2023	By:	/s/ Felipe MacLean
	Name:	Felipe MacLean
	Title:	Chief Executive Officer

3